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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements: Registration Statement No. 33-54264; Registration Statement No. 33-52842; Registration Statement No. 33-52840; Registration Statement No. 33-45444; Registration Statement No. 33-44076; Registration Statement No. 33-42940; Registration Statement No. 33-41385; Registration Statement No. 33-35307; Registration Statement No. 33-33634; Registration Statement No. 33-23466; Registration Statement No. 33-18387; Registration Statement No. 33-14836; Registration Statement No. 2-73935; Registration Statement No. 2-59558; Registration Statement No. 2-56121; Registration Statement No. 2-51552; Registration Statement No. 2-49851; Registration Statement No. 2-46237; Registration Statement No. 33-66622; Registration Statement No. 33-70822; and Registration Statement No. 33-54545.

Arthur Andersen LLP

Washington, D.C.
March 26, 1996

                                      E-5